UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 25, 2018

CALAMP CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-12182 (Commission file number)	95-3647070 (IRS Employer Identification Number)

15635 Alton Parkway, Suite 250, Irvine, CA 92618
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (949) 600-5600

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”) was held on July 25, 2018. As of the record date for the Annual Meeting, June 1, 2018, there were 35,536,775 shares of common stock issued, outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, seven directors stood for reelection to a one-year term expiring at the 2019 Annual Meeting. Under Proposal 1, all seven of the director nominees were reelected under the Registrant’s majority voting standard method. The results of the election of directors are summarized as follows:

				Broker Non-
	For	Against	Abstain	Votes
A.J. "Bert" Moyer	25,575,184	536,093	16,335	6,482,400
Kimberly Alexy	25,851,616	259,616	16,380	6,482,400
Michael Burdiek	25,993,928	122,000	11,684	6,482,400
Jeffery Gardner	22,367,929	3,743,798	15,885	6,482,400
Amal Johnson	25,666,377	444,244	16,991	6,482,400
Jorge Titinger	25,684,038	427,183	16,391	6,482,400
Larry Wolfe	25,780,866	329,430	17,316	6,482,400

In addition to the election of directors, the results of voting on other matters at the 2018 Annual Meeting are summarized as follows:

				Broker
Proposal 2:	For	Against	Abstain	Non-Votes
Advisory vote on executive compensation (“Say-on-Pay”)	25,266,556	824,216	36,840	6,482,400
Proposal 3:	For 1 year	For 2 years	For 3 years	Abstain
Advisory vote on the frequency of holding future “Say-on-Pay” votes	23,656,630	42,907	1,807,443	620,632
Proposal 4:	For	Against	Abstain	Broker Non-Votes
Approval of 2018 Employee Stock Purchase Plan	25,634,714	472,127	20,771	6,482,400
				Broker
Proposal 5:	For	Against	Abstain	Non-Votes
Ratification of Deloitte and Touche, LLP as the Company’s independent registered public accounting firm for fiscal 2019	32,078,172	511,357	20,483	-0-

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALAMP CORP. Registrant
By:	/s/ Kurtis Binder Kurtis Binder Executive Vice President and Chief Financial Officer

Dated: July 27, 2018